Exhibit 5.1

Matthew T. Browne

T: +1 858 550 6045

mbrowne@cooley.com

October 29, 2014

Regulus Therapeutics Inc.

3545 John Hopkins Court, Ste. 210

San Diego, CA 92121

Ladies and Gentlemen:

We have acted as counsel to REGULUS THERAPEUTICS INC., a Delaware corporation (the “Company”), in connection with the offering of up to 4,808,824 shares (the “Company Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), to be sold by the Company and up to 1,279,411 shares (the “Selling Stockholder Shares” and, together with the Company Shares, the “Shares”) of Common Stock to be sold by a certain selling stockholder, including up to 397,059 Company Shares and up to 397,058 Selling Stockholder Shares that may be sold pursuant to the exercise of an option to purchase additional shares granted to the underwriters, pursuant to a Registration Statement on Form S-3, as amended (Registration Statement No.333-194293) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the base prospectus (the “Base Prospectus”) as supplemented from time to time by one or more Prospectus Supplements (The Base Prospectus and Prospectus Supplements are collectively referred to as the “Prospectus.”). All of the Shares are to be sold as described in the Registration Statement and Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Amended and Restated Certificate of Incorporation, its Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies.

Our opinion is expressed only with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

October 29, 2014

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to a current report of the Company on Form 8-K.

Very truly yours,

Cooley LLP

By:	/s/ Matthew T. Browne
Matthew T. Browne, Esq.

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM